EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 23, 2004 relating to the financial statements that appear in PPT Vision, Inc.’s Annual Report on Form 10-KSB for the year ended October 31, 2004.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

June 10, 2005